EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
October 17, 2005	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports Third Quarter 2005 Results

Highlights:

•

Net revenues up 4% to $988.1 million, compared to $947.3 million a year ago, driven by strong performance from STAR WARS products and the global games business;

•

Net earnings of $92.1 million, or $0.47 per diluted share, compared to net earnings of $88.7 million, or $0.43 per diluted share in 2004;

•

Games segment net revenues up 7%, with a strong performance from a number of board and electronic games, including CANDY LAND and MONOPOLY brands, as well as STAR WARS LIGHT SABER, MX DIRT REBEL, DREAMLIFE and WILD ADVENTURE MINI-GOLF plug and play games;

•

U.S. Toys segment net revenues up 6%, reflecting strong performance from STAR WARS, FURBY, NERF, TRANSFORMERS, PLAYSKOOL and LITTLEST PET SHOP;

•

Strong cash flow with a $300 million year-over-year improvement in debt, net of cash.

Pawtucket, RI (October 17, 2005) -- Hasbro, Inc. (NYSE: HAS) today reported strong third quarter results.  Worldwide net revenues for the quarter were $988.1 million compared to $947.3 million a year ago and included a $5.9 million favorable impact from foreign exchange.  Net earnings for the quarter were $92.1 million or $0.47 per diluted share, compared to net earnings of $88.7 million or $0.43 per diluted share in 2004.  The 2004 earnings per share amount has been restated due to the required adoption of EITF 04-08 in the fourth quarter of 2004.

Alfred J. Verrecchia, President and Chief Executive Officer, said, "We are pleased with our third quarter results.  Global revenues were up 4%, driven in part by STAR WARS and a significant increase in our games business excluding trading card games, as well as a strong performance from a number of other Hasbro brands, including FURBY, NERF, TRANSFORMERS, PLAYSKOOL, LITTLEST PET SHOP, MX DIRT REBEL plug and play game, CANDY LAND and MONOPOLY.

“Our performance year-to-date, along with the diversity, strength and innovation in our product line, reinforces the confidence we have in our ability to achieve our full-year financial goals.  It’s important however, to keep in mind that there is still a lot of business to be done in the fourth quarter.  With the higher cost of gasoline and expected increases in home heating costs, it remains to be seen how much of an impact this will have on consumer spending during the holiday season,” Verrecchia concluded.

Revenues in the U.S. Toys segment were $393.1 million for the quarter compared to $369.7 million a year ago, reflecting a strong performance from STAR WARS and a number of other brands including FURBY, NERF, TRANSFORMERS, PLAYSKOOL and LITTLEST PET SHOP.  The segment reported an operating profit of $34.0 million for the quarter compared to $20.8 million last year.

Revenues in the Games segment were $252.9 million for the quarter compared to $236.5 million a year ago.  The segment experienced strength in board and electronic games, including the CANDY LAND and MONOPOLY brands, as well as the following plug and play games: STAR WARS LIGHT SABER, MX DIRT REBEL, DREAMLIFE and WILD ADVENTURE MINI-GOLF.  This was partially offset by a decline in trading card games, with both DUEL MASTERS and MAGIC: THE GATHERING trading card games down year over year.  The Games segment reported operating profit of $45.5 million compared to $46.4 million last year, primarily due to a higher mix of games with electronic components which tend to have higher product costs than the traditional board games, as well as increases in royalty and amortization expenses related to STAR WARS.

International segment revenues were $333.1 million for the quarter compared to $331.6 million a year ago, reflecting strong performance from STAR WARS and new product introductions such as FURBY and B’DAMAN, as well as a number of other toy and game brands, including MY LITTLE PONY, LITTLEST PET SHOP, PARKER BROTHERS and MILTON BRADLEY board games.  Partially offsetting this increase was the decline in BEYBLADE, VIDEONOW and trading card games.  Absent a $4.7 million positive impact from foreign exchange, International segment revenues decreased 1% in local currency to $328.4 million.  The International segment reported an operating profit of $45.0 million compared to an operating profit of $48.8 million a year ago, primarily due to increases in royalty and amortization expense related to STAR WARS.

“We are particularly pleased to have re-established year-over-year revenue growth in our Games segment, with continued strength in a number of our traditional board games, as well as new introductions in the plug and play category,” said David Hargreaves, Chief Financial Officer.

“As a result of our strong cash flow and continued efforts to strengthen our balance sheet we improved our year-over-year debt, net of cash position by $300 million despite having repurchased $31.8 million of common stock year to date,” Hargreaves concluded.

The Company reported third quarter Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $187.9 million compared to $168.6 million in 2004. The attached schedules provide a reconciliation of diluted earnings per share and EBITDA to net earnings for the third quarters and nine-month periods of 2005 and 2004.

The Company will webcast its third quarter earnings conference call at 9:00 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investor Information," and then click on the webcast microphone).

Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech.  Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements concerning the ability to achieve the Company’s financial goals and may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic and public health conditions in the various markets in which the Company and its customers and suppliers operate throughout the world, including factors which impact the retail market or consumer demand, the Company's ability to manufacture and deliver products, higher fuel and other commodity prices, higher transportation costs and potential transportation delays, currency fluctuations and government regulation; the concentration of the Company's customers; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's consolidation programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings (loss) before cumulative effect of accounting change, excluding, interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. This presentation also discusses the  Company’s International segment net revenues excluding the impact of exchange rates.  Management believes that the presentation of International segment net revenues excluding the impact of exchange rates is helpful to an investor’s understanding of the segment’s underlying business performance absent currency fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

(Thousands of Dollars)	Sept. 25, 2005	Sept. 26, 2004
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 570,499	$ 305,089
Accounts Receivable, Net	681,469	697,430
Inventories	330,779	317,120
Other Current Assets	195,707	258,422
	----------------	---------------
Total Current Assets	1,778,454	1,578,061
Property, Plant and Equipment, Net	160,392	195,208
Other Assets	1,332,794	1,348,969
	----------------	---------------
Total Assets	$3,271,640	$3,122,238
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 13,854	$ 16,356
Current Portion of Long-term Debt	354,809	1,356
Payables and Accrued Liabilities	828,775	824,296
	----------------	---------------
Total Current Liabilities	1,197,438	842,008
Long-term Debt	246,480	632,411
Deferred Liabilities	157,097	146,169
	----------------	---------------
Total Liabilities	1,601,015	1,620,588
Total Shareholders' Equity	1,670,625	1,501,650
	----------------	---------------
Total Liabilities and Shareholders' Equity	$3,271,640	$3,122,238
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Nine Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	Sept. 25, 2005	Sept. 26, 2004	Sept. 25, 2005	Sept. 26, 2004
	-----------	-----------	-----------	-----------
Net Revenues	$ 988,052	$ 947,312	$2,015,384	$1,937,992
Cost of Sales	444,775	423,458	835,516	817,531
	--------------	---------------	--------------	--------------
Gross Profit	543,277	523,854	1,179,868	1,120,461
Amortization	28,167	16,888	79,852	47,881
Royalties	66,539	65,087	158,206	131,747
Research and Product Development	39,387	39,257	106,942	108,636
Advertising	118,845	129,403	238,009	243,751
Selling, Distribution and Administration	162,061	151,179	439,921	429,005
	--------------	---------------	--------------	--------------
Operating Profit	128,278	122,040	156,938	159,441
Interest Expense	7,816	8,257	23,196	24,488
Other (Income) Expense, Net	(5,864)	(5,513)	(22,049)	(15,606)
	--------------	---------------	--------------	--------------
Earnings Before Income Taxes	126,326	119,296	155,791	150,559
Income Taxes	34,263	30,609	37,987	36,501
	--------------	---------------	--------------	--------------
Net Earnings	$ 92,063	$ 88,687	$ 117,804	$ 114,058
	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 0.51	$ 0.50	$ 0.66	$ 0.65
	========	========	========	========
Diluted	$ 0.47	$ 0.43	$ 0.61	$ 0.52
	========	========	========	========

Cash Dividends Declared	$ 0.09	$ 0.06	$ 0.27	$ 0.18
	========	========	========	========

Weighted Average Number of Shares
Basic	178,931	176,885	178,386	176,348
	========	========	========	========
Diluted	198,292	196,107	197,620	195,958
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars)

Major Segment Results	Quarter Ended			Nine Months Ended

	Sept. 25, 2005	Sept. 26, 2004	% Change	Sept. 25, 2005	Sept. 26, 2004	% Change
	-----------	-----------	-----------	-----------	-----------	----------
U.S. Toys
External Revenues	$ 393,112	$ 369,703	6%	$ 768,925	$ 689,254	12%
Operating Profit	33,967	20,848	63%	56,527	14,892	280%

Games
External Revenues	252,927	236,501	7%	494,863	525,701	(6)%
Operating Profit	45,477	46,418	(2)%	60,125	94,713	(37)%

International
External Revenues	333,052	331,554	0.5%	721,179	691,480	4%
Operating Profit	44,993	48,766	(8)%	40,824	41,490	(2)%

Reconciliation of EBITDA

Net Earnings	$ 92,063	$ 88,687	$ 117,804	$ 114,058
Interest Expense	7,816	8,257	23,196	24,488
Income Taxes	34,263	30,609	37,987	36,501
Depreciation	25,577	24,199	57,525	55,138
Amortization	28,167	16,888	79,852	47,881
	------------	------------	------------	------------
EBITDA	$187,886	$168,640	$ 316,364	$ 278,066
	=======	=======	=======	=======

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars and Shares, except Per Share Data)

Net Earnings Per Share	2005		2004

Quarter	Basic	Diluted	Basic	Diluted
----------	-----------	-----------	-----------	-----------

Net earnings	$ 92,063	$ 92,063	$ 88,687	$ 88,687
Effect of dilutive securities:
Change in fair value of liabilities
potentially settleable in common stock	-	(570)	-	(5,150)
Interest expense on contingent convertible
debentures due 2021	-	1,066	-	1,066
	--------------	--------------	--------------	--------------
	$ 92,063	$ 92,559	$ 88,687	$ 84,603
	========	========	========	========

Average shares outstanding	178,931	178,931	176,885	176,885
Effect of dilutive securities:
Liabilities potentially settleable in
common stock	-	5,243	-	5,918
Contingent convertible debentures due 2021	-	11,574	-	11,574
Options and warrants	-	2,544	-	1,730
	--------------	--------------	--------------	--------------
Equivalent shares	178,931	198,292	176,885	196,107
	========	========	========	========

Net earnings per share	$ 0.51	$ 0.47	$ 0.50	$ 0.43
	========	========	========	========
Nine Months
---------------
Net earnings	$ 117,804	$ 117,804	$ 114,058	$ 114,058
Effect of dilutive securities:
Change in fair value of liabilities
potentially settleable in common stock	-	(1,330)	-	(15,370)
Interest expense on contingent convertible
debentures due 2021	-	3,197	-	3,197
	--------------	--------------	--------------	--------------
	$ 117,804	$ 119,671	$ 114,058	$ 101,885
	========	========	========	========

Average shares outstanding	178,386	178,386	176,348	176,348
Effect of dilutive securities:
Liabilities potentially settleable in
common stock	-	5,320	-	5,548
Contingent convertible debentures due 2021	-	11,574	-	11,574
Options and warrants	-	2,340	-	2,488
	--------------	--------------	--------------	--------------
Equivalent shares	178,386	197,620	176,348	195,958
	========	========	========	========

Net earnings per share	$ 0.66	$ 0.61	$ 0.65	$ 0.52
	========	========	========	========